Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report, dated February 18, 2000 relating to the financial statements of Advanced Optics Electronics Inc. We also consent to the reference to our Firm under the caption "Experts".


/s/ Neff & Ricci LLP
-------------------------
Neff & Ricci LLP
Albuquerque, New Mexico
October 25, 2001